Exhibit 4.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is Community First Bancorporation

2.       Date of Incorporation: May 23, 1997

3. Agent's Name and Address: Frederick D. Shepherd, Jr. 3685 Blue Ridge Boulevard Walhalla, SC 29691

4. On April 28, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)


         See Attachment A hereto.








5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                            NA




6. Complete either "a" or "b," whichever is applicable.

a. [ ] Amendment(s) adopted by shareholder action.

          At the date of adoption of the Amendment(s), the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was:

                                Number of              Number of            Number of Votes         Number of Undisputed
         Voting                Outstanding           Votes Entitled         Represented at                 Shares
         Group                   Shares                to be Cast             the Meeting           For    or   Against
         -----                   ------                ----------             -----------           ---------------------


                                                  Community First Bancorporation
                                                             NAME OF CORPORATION


Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


b.

          [X] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
               Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)


Date   April 28, 2009
                                     Community First Bancorporation
                                     Name of Corporation


                                     Signature

                                     Frederick D. Shepherd, Jr., President
                                     -------------------------------------------
                                     Type or Print Name and Office






























DOM-ARTICLES OF AMENDMENT                       FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A


            FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
                                       OF
                         COMMUNITY FIRST BANCORPORATION

         Pursuant to the provisions of Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988, as amended, and the Articles of Incorporation of Community First Bancorporation (the "Corporation"), a series of Preferred Stock, no par value per share, of the Corporation is hereby created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

         Section 1. Designation, Number of Shares and Rank.

         (a) There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Fixed Rate Cumulative Perpetual Preferred Stock, Series A" (the "Series A Preferred Stock").

         (b) The authorized number of shares of Series A Preferred Stock shall be 5,000.

         (c) Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. The Series A Preferred Stock shall be perpetual, subject to the provisions of Section 5 hereof. The Series A Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

         Section 2. Definitions. As used herein with respect to Series A Preferred Stock:

         (a) "Applicable Dividend Rate" means 5% per annum.

         (b) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

         (c) "Articles" means the Corporation's articles of incorporation.

         (d) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation's stockholders.

         (e) "Business Day" means any day except Saturday, Sunday and any day on which Community First Bank is closed.

         (f) "Bylaws" means the bylaws of the Corporation, as they may be amended from time to time.

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

         (g) "Common Stock" means the common stock, no par value per share, of the Corporation.

         (h) "Dividend Period" has the meaning set forth in Section 3(a).

         (i) "Dividend Payment Date" means February 15, May 15, August 15 and November 15 of each year.

         (j) "Dividend Record Date" has the meaning set forth in Section 3(a).

         (k) "Effective Date" means the date on which Articles of Amendment containing this Attachment A are filed with the Secretary of State of South Carolina.

         (l) "Junior Stock" means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

         (m) "Liquidation Amount" means $1,000 per share of Series A Preferred Stock.

         (n) "Liquidation Preference" has the meaning set forth in Section 4(a).

         (o) "Original Issue Date" means the date on which each share of Series A Preferred Stock is first issued by the Corporation.

         (p) "Parity Stock" means any class or series of stock of the Corporation (other than Series A Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

         (q) "Preferred Director" has the meaning set forth in Section 7(b).

         (r) "Preferred Stock" means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

         (s) "Successor Preferred Stock" has the meaning set forth in Section 5(a).

         (t) "Voting Parity Stock" means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) hereof, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A


         Section 3. Dividends.

         (a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series A Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a "Dividend Period", provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

         Dividends that are payable on Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month. In the event that such computation results in a payment per share which is not an integral multiple of a whole cent, the computed amount shall be rounded to the nearest one-hundredth of one cent to compute the amount due per share but the total amount payable to each holder for all shares held by such holder shall be rounded down to the nearest whole cent.

         Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

         Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series A Preferred Stock as specified in this Section 3 (subject to the other provisions hereof).

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

         (b) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series A Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Preferred Stock on the applicable record date) and unless such dividend, distribution, purchase, redemption or acquisition would not (i) cause the Corporation's unrestricted retained earnings and additional paid-in capital to be less than two times the quarterly dividend on the outstanding shares of Series A Preferred Stock, or (ii) cause the Corporation's regulatory capital not to exceed the amount necessary to be well capitalized by all applicable measures (applying the measures applicable to the Corporation's subsidiary bank if no specific measure is then applicable to the Corporation) by less than less than two times the quarterly dividend on the outstanding shares of Series A Preferred Stock. The foregoing limitation shall not apply to (x) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (y) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (z) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

         When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Series A Preferred Stock and any shares of Parity Stock, all dividends declared on Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series A Preferred Stock prior to such Dividend Payment Date.

         Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series A Preferred Stock shall not be entitled to participate in any such dividends.

         Section 4. Liquidation Rights.

         (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference").

         (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Preferred Stock as to such distribution, holders of Series A Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

         (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

         (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

         Section 5. Redemption.

         (a) Optional Redemption. The Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

         The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in
Section 3 above.

         (b) No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption or repurchase of any shares of Series A Preferred Stock.

         (c) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

         (d) Partial Redemption. In case of any redemption of part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

         (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the State of South Carolina, and having a capital and surplus of at least $25 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

         (f) Status of Redeemed Shares. Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).

         Section 6. Conversion.

         (a) Optional Conversion. After the tenth anniversary of the Effective Date, holders shares of Series A Preferred Stock shall have the right to convert such shares into Common Stock on the basis of 100 shares of Common Stock for each share of Series A Preferred Stock converted; provided that if the Corporation has called the shares of Series A Preferred Stock for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for the redemption.

         To convert shares of Series A Preferred Stock, the holder must surrender the certificate(s) for the shares of Series A Preferred Stock to be converted at the office of the Corporation, accompanied by a written notice of conversion and by a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed by the registered holder(s) thereof or a duly authorized attorney. Upon receipt of such documentation in satisfactory form, the Corporation shall cause the requisite number of shares of Common Stock to be issued promptly to such holder(s) together with any accrued

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

and unpaid dividends on the converted shares of Series A Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date of such issue, except as otherwise provided below. Any declared but unpaid dividends payable on an issue date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Common Stock on the issue date, but rather shall be paid to the holder of record of the converted shares of Series A Preferred Stock on such Dividend Record Date relating to the Dividend Payment Date as provided in
Section 3 above.

         (b) Adjustments to Conversion. If the Corporation at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

         If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

         If the Corporation is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of any such transaction so that the holder or holders of Series A Preferred Stock may receive, in lieu of the Common Stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the Common Stock.

Notwithstanding the provisions in this Section 6(b), the following shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies:

         (i) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan (whether any such plan is now or hereafter authorized); or

         (ii) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or any subsidiary (whether any such plan or program is now or hereafter authorized); or



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                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

         (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date Series A Preferred Stock was first issued.

There shall be no adjustment of the Common Stock issuable on conversion in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as described in this Section 5. Except as expressly set forth in this Section 6(b), if any action would require adjustment of the Common Stock issuable on conversion pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

         Section 7. Voting Rights.

         (a) General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series A Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series A Preferred Stock are entitled to vote, including any action by written consent.

         (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Corporation's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series A Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Series A Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy in the office of any Preferred Director may be filled, only by the affirmative vote of the holders a majority of the shares of Series A Preferred Stock at the time outstanding voting separately as a class


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

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable.

         (c) Class Voting Rights as to Particular Matters. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Authorization of Senior Stock. Any amendment or alteration of the term of the Series A Preferred Stock as set forth herein or the Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

                  (ii) Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the terms of the Series A Preferred Stock as set forth herein or the Articles (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

                  (iii)   Share   Exchanges,   Reclassifications.   Mergers  and
         Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Effective Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

         (d) Changes after Provision for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

         (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series A Preferred Stock is listed or traded at the time.

         Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

         Section 9. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series A Preferred Stock in any manner permitted by such facility.

         Section 10. No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

         Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been

                                                  Community First Bancorporation
                                                           Articles of Amendment
                                                                    Attachment A

destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

         Section 12. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable law.

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